Exhibit 5.1

DLA Piper LLP (US) 1251 Avenue of the Americas, 27th Floor New York, New York 10020-1104 www.dlapiper.com T 212.335.4500 F 212.335.4501

February 28, 2019

Board of Directors
STORE Capital Corporation
8377 East Hartford Drive, Suite 100
Scottsdale, Arizona 85255

$350,000,000 of 4.625% Senior Notes due 2029

Ladies and Gentlemen:

We have acted as special counsel to STORE Capital Corporation, a Maryland corporation (the “Company”), in connection with the issuance and sale by the Company of $350,000,000 aggregate principal amount of 4.625% Senior Notes due 2029 (the “Notes”) of the Company, pursuant to the terms of an Underwriting Agreement, dated February 25, 2019 (the “Underwriting Agreement”), among Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein, and the Company.  The Notes are to be issued pursuant to an indenture dated as of March 15, 2018 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee, as supplemented by the second supplemental indenture, dated as of February 28, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”)

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)
the Articles of Amendment and Restatement of the Company, together with all amendments and articles supplementary filed to date with respect thereto, as certified by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) and by the Secretary of the Company as of the date hereof;

Board of Directors
STORE Capital Corporation
February 28, 2019

(b)	the Third Amended and Restated Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date hereof;

(c)
copies of resolutions or consents duly adopted by the Board of Directors of the Company dated February 15, 2018, February 13, 2019, and resolutions or consents duly adopted by the Pricing Committee of the Board of Directors on February 25, 2019 relating to, among other things, the registration, issuance and sale of the Notes and the price therefor to be paid to the Company by the Underwriters (collectively, the “Resolutions”) as certified by the Secretary of the Company on the date hereof;

(d)
the Company’s registration statement on Form S-3 (registration no. 333- 223206), as filed with the Securities and Exchange Commission (the “Commission”) (such registration statement, as amended and including the documents incorporated or deemed to be incorporated by reference therein, the “Registration Statement”);

(e)
the Company’s prospectus supplement related to the Registration Statement, dated February 25, 2019, as filed with the Commission on February 26, 2019, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) (together with the Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein, the “Prospectus”);

(f)	an executed copy of the Underwriting Agreement;

(g)	an executed copy of the Indenture;

(h)	the form of the definitive global note representing the Notes;

(i)	an executed copy of the certificate of the Secretary of the Company, dated the date hereof, as to certain factual matters;

(j)	the certificate of the SDAT as to the due incorporation, existence and good standing of the Company in the State of Maryland dated February 11, 2019 (the “Good Standing Certificate”); and

(k)	such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

Board of Directors
STORE Capital Corporation
February 28, 2019

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect and enforceability thereof upon the Company.

Based upon the foregoing, and having regard for such legal considerations as we have considered necessary for purposes hereof, we are of the opinion that:

1.
the Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT, and has the requisite corporate power to issue the Notes; and

2.
the Notes are in the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and, when authenticated by the Trustee in accordance with the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered by the Company in accordance with the terms of the Underwriting Agreement against payment therefor in accordance with the Resolutions and the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company under New York law, enforceable against the Company under New York law in accordance with their terms, and will be entitled to the benefits of the Indenture.

The opinion in paragraph 1 with respect to incorporation, existence and good standing of the Company is based solely on the Good Standing Certificate.

Board of Directors
STORE Capital Corporation
February 28, 2019

Our opinion in paragraph 2 is subject to the following additional assumptions and qualifications:

(a)
Enforceability is subject to, and may be limited by: (i) bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws affecting creditors’ rights generally, including, without limitation, laws regarding fraudulent conveyances and preferential transfers; (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding at law or in equity); (iii) any statute, decision or rule of law prohibiting or limiting the exercise of simultaneous remedies; and (iv) limitations or qualifications on the enforcement of certain rights, remedies, waivers and other provisions by the jurisdiction in which enforcement thereof is sought.

(b)
Further, we express no opinion on any provision contained in the Indenture or the Notes (i) relating to indemnification or contribution which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation), or that purports to release, exculpate or exempt a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct; (ii) purporting to require a party thereto to pay or reimburse attorneys’ fees incurred by another party, or to indemnify another party therefor, which provisions may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees; (iii) relating to consents to or restrictions upon governing law; (iv) regarding consent to service, jurisdiction, venue or forum of any claim, demand, action or cause of action arising under or related to the Indenture, the Notes or the transactions contemplated therein, which may not be binding on the courts in the forums selected or excluded; (v) purporting to waive certain rights or defenses, including the waiver by any party of the right to trial by jury, to the extent that such a waiver is deemed to violate public policy; (vi) that requires waiver or amendments to be made only in writing, or (vii) regarding the severability, if invalid, of provisions of such agreements.

Board of Directors
STORE Capital Corporation
February 28, 2019

We do not purport to express any opinion on any laws other than (a) the Maryland General Corporation Law, (b) the Delaware Limited Liability Company Act, (c) the laws of the State of New York (excluding state securities or blue sky laws), and (d) the federal laws of the United States of America.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference in the Registration Statement in accordance with the requirements of Form S-3 and the rules and regulations promulgated under the Securities Act. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with the Commission on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Prospectus.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter.  This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,
/s/ DLA Piper LLP (US)